                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                            LITTON INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                   COMPOSITE

                                    BY-LAWS
                                       OF
                            LITTON INDUSTRIES, INC.

                                     INDEX

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                                                                             PAGE
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
ARTICLE I.     OFFICES.....................................................    1
  Section 1.   Registered Office...........................................    1
  Section 2.   Other Offices...............................................    1

ARTICLE II.    MEETINGS OF STOCKHOLDERS....................................    1
  Section 1.   Place and Date of Meetings..................................    1
  Section 2.   Purpose of Annual Meeting...................................    1
  Section 3.   Notice of Stockholder Business and Nominations..............    1
  Section 4.   Voting......................................................    2
  Section 5.   Quorum and Adjournment......................................    2
  Section 6.   Stockholders' List..........................................    2
  Section 7.   Special Meetings............................................    2

ARTICLE III.   DIRECTORS...................................................    3
  Section 1.   Powers......................................................    3
  Section 2.   Number and Term.............................................    3
  Section 3.   Meetings....................................................    3
  Section 4.   Chairman of the Board of Directors..........................    3
  Section 5.   Executive Committee.........................................    3
  Section 6.   Audit and Compliance Committee..............................    4
  Section 7.   Compensation and Selection Committee........................    4
  Section 8.   Nominating Committee........................................    4
  Section 9.   Other Committees............................................    4
  Section 10.  Action By Telephonic Conference.............................    5
  Section 11.  Action By Consent Without Meeting...........................    5
  Section 12.  Quorum......................................................    5
  Section 13.  Resignation.................................................    5
  Section 14.  Vacancies...................................................    5
  Section 15.  Removal.....................................................    5
  Section 16.  Compensation................................................    5
  Section 17.  Advisory Directors..........................................    5

ARTICLE IV.    OFFICERS....................................................    6
  Section 1.   Officers....................................................    6
  Section 2.   Staff Vice Presidents.......................................    6
  Section 3.   Other Officers and Agents...................................    6
  Section 4.   Duties......................................................    6

ARTICLE V.     CAPITAL STOCK...............................................    8
  Section 1.   Shares......................................................    8
  Section 2.   Certificates of Stock.......................................    8
  Section 3.   Lost, Stolen, Destroyed Certificates........................    8
  Section 4.   Transfer of Shares..........................................    8

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
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ARTICLE VI.    MISCELLANEOUS...............................................    8
  Section 1.   Seal........................................................    8
  Section 2.   Fiscal Year.................................................    8
  Section 3.   Signatories.................................................    8
  Section 4.   Notice and Waiver of Notice.................................    8
  Section 5.   Dividends...................................................    9
  Section 6.   Record Date.................................................    9
  Section 7.   Amendments..................................................    9

                                    BY-LAWS
                                       OF
                            LITTON INDUSTRIES, INC.

                            ------------------------

                                   ARTICLE I

                                    OFFICES

     SECTION 1. Registered Office -- The registered office shall be established and maintained at the office of CSC The United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the resident agent of this Corporation in charge thereof.

     SECTION 2. Other Offices -- The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place and Date of Meetings -- The annual meeting of stockholders, and all other meetings of the stockholders, shall be held at such place and on such date as shall be fixed by resolution of the Board of Directors and stated in the notice of the meeting, provided that an annual meeting shall be held within thirteen months after the Corporation's last annual meeting.

     SECTION 2. Purpose of Annual Meeting -- At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted, provided that no business other than that stated in the notice of meeting shall be transacted at any meeting without unanimous consent of all the stockholders entitled to vote at the meeting.

     SECTION 3. Notice of Stockholder Business and Nominations

     (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

     (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th business day nor earlier than the close of business on the 120th business day prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 business days before or more than 60 business days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th business day prior to such annual meeting and not later than the close of business on the later of the 90th business day prior to such annual meeting or the 10th business day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under the Federal securities laws and any rules, regulations, etc., promulgated thereunder, (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owners, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (c) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law Certificate of Incorporation of the Corporation, or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

     (d) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in documents filed by the Corporation with the Securities and Exchange Commission.

     SECTION 4. Voting -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of voting stock held by such stockholder. All elections for directors shall be decided by plurality votes; all other questions shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. No proxy shall be voted after three years from its date unless such proxy provides for a longer period.

     SECTION 5. Quorum and Adjournment -- Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 6. Stockholders' List -- The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     SECTION 7. Special Meetings -- Special meetings of the stockholders entitled to vote may be called at the request in writing by stockholders of record owning at least fifty-one percent of the issued and outstanding voting shares of common stock of the Corporation. Written request must be delivered to the Chairman of the Board, the President, or the Secretary. A special meeting of the stockholders may also be called by resolution of the Board of Directors or the Executive Committee of the Board of Directors.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. Powers -- The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation, or by these By-laws conferred upon or reserved to the stockholders.

     SECTION 2. Number and Term -- The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall be not less than five nor more than eleven. In order to assure compliance with the Shipping Act, 1916, as amended, and the Merchant Marine Act, 1936, as amended, no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors, as provided in Section 10 of this Article III, shall be aliens. Each director shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, provided that a director may resign at any time. Directors need not be stockholders.

     SECTION 3. Meetings

     (a) The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors.

     (b) Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     (c) Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Secretary on the written request of any two directors upon notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     SECTION 4. Chairman of the Board of Directors -- The Chairman of the Board of Directors shall be elected by the Board of Directors. The Chairman shall preside at the meetings of the Board of Directors and at all meetings of the stockholders of the Corporation. The Chairman shall perform such other duties and services as shall be assigned by the Board of Directors. The Chairman of the Board of Directors shall be an officer or former officer of the Corporation. During the absence or disability of the Chairman of the Board of Directors, the CEO or President if a member of the Board, or in the absence of either, the immediate past Chairman of the Board if a member of the Board, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation, and the CEO, the President, or the acting chairman shall exercise all of the functions of the Chairman of the Board of Directors.

     SECTION 5. Executive Committee

     (a) The Board of Directors shall elect from among its membership an Executive Committee to consist of not less than three members. Between the meetings of the Board of Directors and while such Board is not in session, the Executive Committee shall have all the powers and exercise all the duties of the Board of Directors unless prohibited under Section 141 of the Delaware General Corporation Law, including the powers to authorize the issuance of the stock of the Corporation and to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law.

     (b) The Executive Committee shall report all of its actions to the Board of Directors, and its powers herein created shall be subject to such limitation as may be imposed by the Board of Directors, acting at any regular meeting or at any special meeting for which notice of such action has been given. The Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     (c) The meetings of the Executive Committee shall be called by the Secretary of the Corporation, from time to time, at the direction and upon the request of any member of the Executive Committee. Notice of such meeting shall in each instance be given to each member of the Committee at the last known business address, at least one day before the meeting, either orally or in writing, delivered personally or by mail or telegraph.

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

     (d) A quorum of the Committee shall consist of a majority of the members of the Committee.

     (e) The Chairman of the Executive Committee, unless otherwise provided by resolution or resolutions of the Board of Directors, shall be elected by a majority of the members of the Executive Committee, and whenever any change shall be made in the membership of any such Committee, a new Chairman shall be elected in the same manner.

     SECTION 6. Audit and Compliance Committee

     (a) The Audit and Compliance Committee shall be charged with oversight of the Corporation's accounting and compliance functions. The Committee shall review and recommend outside auditors to the Board of Directors; determine the scope of the audit; review and monitor internal accounting procedures; review the responsibilities of internal audit staff, approve compensation for outside auditors; and review and monitor the ethics and compliance programs of the Corporation. The specific duties of the Committee shall be determined by resolution of the Board of Directors at its organization meeting.

     (b) The Committee shall consist of at least three independent (non-employee) directors who shall be chosen by the full Board of Directors. Members shall serve until their resignation or removal by the Board. The Committee shall meet at least four times each calendar year. The Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 7. Compensation and Selection Committee

     (a) The Compensation and Selection Committee shall review and recommend benefit programs for executive officers of the Corporation; and shall approve and report to the full Board of Directors on the executive compensation package, including base annual salary, annual bonus awards, long-term incentive awards, and all other compensation or perquisites, for all members of the senior executive staff of the Corporation. The specific duties of the Committee shall be determined by resolution of the Board of Directors at its organization meeting.

     (b) The Committee shall consist of not less than three independent (non-employee) directors chosen by the full Board of Directors. Members shall serve until their resignation or removal by the Board of Directors. The Committee shall meet at least twice each calendar year. The Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 8. Nominating Committee

     (a) The Nominating Committee shall identify, review and recommend candidates for election to the Board of Directors. The Committee shall review the qualifications of all candidates and, when a vacancy occurs on the Board of Directors, shall present to the Chairman of the Board or the full Board of Directors, a list of qualified candidates for consideration. The specific duties of the Committee shall be determined by resolution of the Board of Directors at its organization meeting.

     (b) The Committee shall consist of the Chairman or Chief Executive Officer or President and not less than three independent (non-employee) directors chosen by the full Board of Directors. Members shall serve until their resignation or removal by the Board of Directors. The Committee shall meet as often as necessary to fulfill its duties but in no event less than once each calendar year. The Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 9. Other Committees

     (a) The Board of Directors may by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more additional committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

     (b) In addition to the regular members of each committee, the Board of Directors may designate one or more alternate members who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of any member of such committee or committees at a time when the Board of Directors is not in session, the members of the committee present at any meeting and not disqualified from voting, regardless of whether a quorum is present, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (c) Such committee or committees shall have such name or names as may be stated in these By-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The Chairman of each such committee, unless otherwise provided by the Board of Directors in such resolution or resolutions designating such committee, shall be elected by a majority of the members of each such committee and whenever any change shall be made in the membership of any such committee, a new Chairman shall be elected in the same manner. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     SECTION 10. Action By Telephonic Conference -- Members of the Board of Directors or any committee designated by such Board, may participate in a meeting of such Board or committee by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in the person at such meeting.

     SECTION 11. Action By Consent Without Meeting -- Any action required or permitted to be taken at any meeting of the Board of Directors or governing body, or any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, governing body, or committee.

     SECTION 12. Quorum -- The vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors, unless provided otherwise by law or by the Certificate of Incorporation or these Bylaws. A quorum of other committees, including the Executive Committee as provided in Section 6(d) above, shall consist of a majority of the members of the committee. If there shall be less than a quorum at any meeting of the Board of Directors or a committee, a majority of those present may adjourn the meeting from time to time.

     SECTION 13. Resignation -- Any director, member of a committee or other officer may resign at any time by delivering a written resignation to the Chairman of the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 14. Vacancies -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be duly chosen.

     SECTION 15. Removal -- Any director or directors may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose.

     SECTION 16. Compensation -- The Board of Directors shall determine, by resolution, the compensation of directors and advisory directors. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

     SECTION 17. Advisory Directors

     (a) The Board of Directors may elect one or more advisory directors who shall have such powers and shall perform such duties as the directors shall assign to them. Advisory directors shall, upon election, serve until the next annual meeting of stockholders.

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

     (b) Advisory directors shall receive notices of all meetings of the Board of Directors called by the Chairman of the Board, by the President, or by the Secretary (on written request of any two directors) in the same manner and at the same time as the directors. They shall attend said meetings referred to in said notices in an advisory capacity, but will not cast a vote or be counted to determine a quorum. Any advisory directors may be removed either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.

     (c) Nothing herein contained shall be construed to preclude any advisory director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Officers

     (a) The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, a Controller, and if deemed necessary, expedient or desirable by the Board of Directors, one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President), one or more Assistant Secretaries and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at their first meeting after the annual meeting of stockholders. Any number of offices may be held by the same person, except as otherwise required by applicable state law.

     (b) In order to assure compliance with the Shipping Act, 1916, as amended, and the Merchant Marine Act, 1936, as amended, the Chairman of the Board and the President shall be citizens of the United States and no Vice President or other individual shall be authorized to act in the absence or disability of the Chairman of the Board and the President unless such individual is a citizen of the United States.

     (c) Unless otherwise provided for in a resolution of the Board of Directors, each officer shall be chosen for a term that shall continue until the organizational meeting of the Board of Directors following the next annual meeting of stockholders and until a successor shall have been chosen and qualified.

     (d) All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the By-laws or in the resolutions of the Board of Directors appointing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such authority and duties may be inconsistent with a resolution of the Board of Directors.

     (e) Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

     SECTION 2. Staff Vice Presidents -- The Chief Executive Officer may appoint key executives to the position of staff vice president. Such staff vice presidents shall not be corporate officers and shall exercise such powers and perform such duties as are assigned to them by the Chief Executive Officer, the President, or other officer of the Corporation.

     SECTION 3. Other Officers and Agents -- The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 4. Duties

     (a) Chief Executive Officer ("CEO") -- The Board of Directors shall appoint the CEO. The CEO shall have the general power to supervise, direct, manage and control the business and affairs of the Corporation. The CEO shall have the general power to appoint, remove or suspend all employees and agents of the Corporation, subject to the power of the Board of Directors and the provisions of these By-laws. Except as the Board of Directors shall, by resolution, otherwise determine, the CEO shall exercise for, and in the name of the Corporation, in the CEO's own and sole judgment, all of the rights, powers and privileges of ownership,

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

including the right to vote thereon, of any and all securities of any nature whatsoever held by or in the name of the Corporation. The CEO shall exercise all of the powers usually appertaining to the office held by the CEO of a corporation.

     (b) President -- Except when the Board of Directors shall authorize the execution thereof in some other manner, the President is authorized and empowered to execute and deliver all bonds, mortgages, and other contracts, instruments, amendments and supplements thereto, for and on behalf of the Corporation, as the President shall deem appropriate and in the best interest of the Corporation. The President may designate any other officer or employee to execute and deliver such documents or to ratify and approve the execution and delivery thereof, and such action by the President and any officer or employee so designated shall be binding on the Corporation. The President shall cause the corporate seal to be affixed to any instrument requiring it and attested by the signature of the Secretary or an Assistant Secretary. The President shall perform such other duties as may be required by the Board of Directors.

     (c) Treasurer -- The Treasurer shall have custody of the corporate funds and securities and shall cause full and accurate account of the receipts and disbursements of the Corporation to be kept in books and records belonging to the Corporation. The Treasurer shall establish and maintain bank accounts in the name of the Corporation in such bank or banks, as the Treasurer, with the approval of the Chairman of the Board or the President or the Chief Financial Officer, may deem appropriate; deposit all moneys or other valuables in the name and to the credit of the Corporation in such depositories; designate the person or persons and the conditions under which such person(s) may withdraw funds therefrom; and, revoke the authorization of such person(s). The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chairman of the Board or the President or Chief Financial Officer, taking proper vouchers for such disbursement when appropriate. The Treasurer shall render to the Board of Directors at their regular meetings, or to the Chairman of the Board, or to the President at their request, an account of all the Treasurer's transactions. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of the Treasurer's duties in such amount and with such surety as the Board of Directors shall prescribe.

     (d) Secretary -- The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors, and all other notices required by law or by these By-laws. In case of the Secretary's absence or refusal or neglect so to do, any such notices may be given by any person directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board, or the President, and attest the same.

     (e) Controller -- The Controller shall have custody of the financial records of the Corporation and shall keep full and accurate books and records of the financial transactions of the Corporation. The Controller shall determine the methods of accounting and reporting for all entities comprising the Corporation, and shall be responsible for assuring adequate systems of internal control. The Controller shall render to the Chairman of the Board, the President, and the Board of Directors at its regular meetings whenever they may request it, a report on the financial condition of the Corporation and of the results of its operations. If required by the Board of Directors, the Controller shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     (f) Chief Financial Officer -- The Chief Financial Officer shall provide and maintain, subject to the direction of the Board of Directors, financial and accounting controls over the business and affairs of the Corporation. The Chief Financial Officer shall maintain adequate records of the assets, liabilities and financial transactions of the Corporation, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall perform such other duties and exercise such other powers as are incident to such function, subject to the control of the Board of Directors.

     (g) Chief Legal Officer -- The Chief Legal Officer (General Counsel) shall be in charge of the Corporation's legal affairs. The Chief Legal Officer shall advise the Board and/or the officers of the

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

Corporation on such legal matters and prepare such reports as may be required by them. The Chief Legal Officer shall perform such other duties and exercise such other powers as are incident to such function, subject to the control of the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK

     SECTION 1. Shares -- The shares of the capital stock of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares of capital stock, upon request to the Corporation, shall be provided with a stock certificate, representing the number of shares owned by such holder. Absent specific request for such a certificate by the registered owner or transferee, all shares shall be uncertificated upon the original issuance by the Corporation or upon the surrender for transfer of the certificate representing such shares to the Corporation or its transfer agent.

     SECTION 2. Certificates of Stock -- Certificates of stock, numbered consecutively and containing the (seal) of the Corporation, signed by the CEO, the President, or a Vice President, the Treasurer, or an Assistant Treasurer, or by the Secretary, or an Assistant Secretary, shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. When such certificates are signed by either a transfer agent (other than the Corporation), or a registrar (other than the Corporation), the signatures of such officers may be facsimiles.

     SECTION 3. Lost, Stolen, Destroyed Certificates -- No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except on production of such evidence of such loss, theft, or destruction and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms, and secured by such surety, as the Board of Directors or the Secretary may in its discretion require.

     SECTION 4. Transfer of Shares -- Upon the surrender to the Corporation of a certificate for shares, properly endorsed, the Corporation shall issue a new certificate to the transferee, cancel the old certificate, and record the transaction on its books. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim thereto on the part of any other person.

                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 1. Seal -- The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 2. Fiscal Year -- The fiscal year of the Corporation shall begin August 1st and end July 31st.

     SECTION 3. Signatories -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such a manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 4. Notice and Waiver of Notice -- Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person designated at the last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-laws, a waiver in

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writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 5. Dividends -- Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, at any regular or special meeting, declare dividends, out of funds legally available therefor, upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

     SECTION 6. Record Date

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors shall fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall be not more than sixty days prior to such action.

     SECTION 7. Amendments -- These By-laws may be altered or repealed and new By-laws may be adopted as follows: (1) at any annual or special meeting of stockholders by the affirmative vote of a majority of the issued and outstanding voting stock, provided, however, that notice of the proposed alteration, repeal or adoption of the new provision(s) is contained in the notice of such special meeting; or (2) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, repeal or new provision(s) is contained in the notice of such special meeting.

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